Exhibit 23.1

Onestop Assurance PAC Co. Registration No.: 201823302D 10 Anson Road #06-15 International Plaza Singapore, 079903 Email: audit@onestop-ca.com Website: www.onestop-ca.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Davis Commodities Limited (the “Company”) of our report dated 15 May, 2024, relating to the consolidated balance sheets of the Company as of December 31, 2023 and 2022, and the related consolidated statements of operations and comprehensive income, changes in shareholder’s equity, and cash flows for the years ended December 31, 2023, 2022 and 2021 and the related notes, included in its Annual Report on Form 20-F of the Company for the year ended December 31, 2023, filed with the U.S. Securities and Exchange Commission on May 15, 2024. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ OneStop Assurance PAC

Singapore

13 September, 2024